    As filed with the Securities and Exchange Commission on December 1, 2000

                                                           Registration No. 333-
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                            -----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                        --------------------------------

                       COMMONWEALTH BIOTECHNOLOGIES, INC.
               (Exact name of issuer as specified in its charter)

        Virginia                                  56-1641133
(State or other jurisdiction of                (I.R.S. Employer
incorporation of organization)                Identification No.)
                               601 Biotech Drive
                           Richmond, Virginia  23235
                    (Address of Principal Executive Offices)
                                   (ZIP Code)

          COMMONWEALTH BIOTECHNOLOGIES, INC. 2000 STOCK INCENTIVE PLAN
                            (Full title of the plan)

            Richard J. Freer, Ph.D., Chairman                                   With copies to:
           Commonwealth Biotechnologies, Inc.
                    601 Biotech Drive                                      Bradley A. Haneberg, Esq.
                Richmond, Virginia  23235                           LeClair Ryan, A Professional Corporation
         (Name and address of agent for service)                        707 East Main Street, 11th Floor
                                                                           Richmond, Virginia  23219
                     (804) 648-3820                                                (804) 783-2003
  (Telephone number, including area code, of agent for  service)




                        CALCULATION OF REGISTRATION FEE

 Title of Securities    Amount to be     Proposed Maximum Offering    Proposed Maximum Aggregate        Amount of
 to be Registered      Registered (1)         Price Per Share             Offering Price (2)        Registration Fee
---------------------------------------------------------------------------------------------------------------------
Common Stock                 360,000               $4.97                     $1,789,200                 $473
---------------------------------------------------------------------------------------------------------------------
Total                        360,000               $4.97                     $1,789,200                 $473
---------------------------------------------------------------------------------------------------------------------

----------------

(1) Pursuant to Rule 416, this Registration Statement shall be deemed to cover such additional shares of Registrant's common stock as may become issuable pursuant to the anti-dilution provisions of the 2000 Stock Incentive Plan.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended, based on the average of the high and low prices for registrant's common stock reported on the Nasdaq SmallCap Market on November 30, 2000.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by Commonwealth Biotechnologies, Inc. (the "Company") are incorporated herein by reference as of the dates thereof: (1) the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999; (2) the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2000, (3) the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2000, (4) the Company's quarterly report on Form 10-QSB for the quarter ended September 30, 2000, (5) the Company's Current Report on Form 8-K dated September 28, 2000, (6) the Company's Current Report on Form 8-K dated March 24, 2000, and (7) the description of the Common Stock contained in Item 1 of the Company's Registration Statement on Form 8-A filed with the Commission on October 7, 1997.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     In accordance with Virginia law, Article VI of the Company's Articles of Incorporation provides as follows:

  The Corporation shall indemnify (a) any person who was, is or may become a party to any proceeding, including a proceeding brought by a shareholder in the right of the Corporation or brought by or on behalf of the shareholders of the Corporation, by reason of the fact that he is or was a director or officer of the Corporation, or (b) any director or officer who is or was serving at the request of the Corporation as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred by him in connection with such proceeding unless he engaged in willful misconduct or a knowing violation of criminal law. A person is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve securities by, him to the plan or to participants in or beneficiaries of the plan. The Board of Directors is hereby empowered, by a majority vote of a quorum of disinterested Directors, to enter into a contract to indemnify any Director or officer in respect of any proceedings arising from any act or omission, whether occurring before or after the execution of such contract.

                                    EXHIBITS


          Exhibit
          Number              Description of Exhibit
          -------            -----------------------

             4.1  Articles of Incorporation of the Company (1)
             4.2  Bylaws of the Company (1)
             4.3  Form of Common Stock Certificate (1)
             5.1  Opinion of LeClair Ryan, A Professional Corporation (2)
            23.1  Consent of LeClair Ryan, A Professional Corporation (included in Exhibit 5.1)
            23.2  Consent of  McGladrey & Pullen, LLP (2)
            24.1  Powers of Attorney (included in Part II of this Registration Statement)
            99.1  Commonwealth Biotechnologies, Inc. 2000 Stock Incentive Plan (2)

-----------------
(1) Incorporated by reference to the Company's Registration Statement on Form SB-2, Registration No. 333-31731.
(2)  Filed herewith.

                                  UNDERTAKINGS

  (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

               (ii) To reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or the high end of the maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any additional or changed material information on the plan of distribution;

  Notwithstanding the foregoing, however, the undertakings included in paragraphs (a)(1)(i) and (a)(1)(ii) of this Item do not apply if the information required in a post-effective amendment is incorporated by reference from periodic reports filed by the Company under the Exchange Act.

     (2) That, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the end of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Richmond, Commonwealth of Virginia on December 1, 2000.

                                    COMMONWEALTH BIOTECHNOLOGIES, INC.

                                    By: /s/ Richard J. Freer, Ph.D.
                                        --------------------------------------
                                            Richard J. Freer, Ph.D., Chairman


  Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Richard J. Freer, Ph.D. and Robert B. Harris, Ph.D., and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked by writing) to sign any and all amendments to this Registration Statement (including post-effective amendments and amendments thereto) and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


     Name                              Title                            Date
     ----                              -----                           ----

/s/ Richard J. Freer, Ph.D.    Chairman of the Board             December 1, 2000
---------------------------    and Director
Richard J. Freer, Ph.D.        (Principal Executive Officer)




/s/ Robert B. Harris, Ph.D.    President and Director            December 1, 2000
---------------------------
Robert B. Harris, Ph.D.


/s/ James H. Brennan           Controller (Principal Financial   December 1, 2000
--------------------           and Accounting Officer)
James H. Brennan



/s/ Thomas R. Reynolds         Senior Vice President, Secretary  December 1, 2000
----------------------         and Director
Thomas R. Reynolds



                               Director                         December 1, 2000
------------------
George F. Allen



                                 Director                        December 1, 2000
--------------------------
Dr. Raymond H. Cypess



/s/ L. McCarthy Downs, III       Director                        December 1, 2000
--------------------------
L. McCarthy Downs, III
